UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-8

REGISTRATION STATEMENT

 Under

 The Securities Act of 1933

Cuisine Solutions, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	52-0948383
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2800 Eisenhower Avenue, Suite 450

Alexandria, VA  22314

 (Address, including zip code of Registrant’s principal executive offices)

Vie de France Corporation

1992 Stock Option Plan

(Full title of the plan)

Stanislas Vilgrain

Chief Executive Officer and President

Cuisine Solutions, Inc.

2800 Eisenhower Avenue, Suite 450

Alexandria, VA  22314

(703) 270-2900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐     Accelerated filer ☐      Non-accelerated filer ☐      Smaller reporting company ☑

(Do not check if a smaller reporting company)

DEREGISTRATION OF SHARES

In accordance with the undertaking of Cuisine Solutions, Inc. (the “Registrant”) set forth in its Registration Statement on Form S-8 (File No. 33-60616) filed with the Securities and Exchange Commission (the “SEC”) on April 5, 1993 (the “Registration Statement”) and later modified by stockholders at the annual meeting on November 7, 1996, relating to the issuance of up to 1,300,000 shares of the Registrant’s common stock, par value $0.01 per share (“Common Stock”), pursuant to the Registrant’s 1992 Stock Option Plan (the “1992 Plan”), the Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister an aggregate of 217,350 shares of Common Stock that remain issuable pursuant to the 1992 Plan. Pursuant to the 1992 Plan, 1,082,650 shares of Common Stock have been issued.  The Registrant has delisted its Common Stock from the NYSE Amex and is deregistering its Common Stock under Sections 12(b) and 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), through the filing of a Form 25 with the SEC on September 9, 2009, and a Form 15 on September 21, 2009. Because the Registrant will no longer be filing reports pursuant to the Exchange Act, the Registrant is deregistering the shares of Common Stock that remain issuable pursuant to the 1992 Plan.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Alexandria, Commonwealth of Virginia, on this 18th day of December, 2009.

CUISINE SOLUTIONS, INC.

By:	/s/ RONALD ZILKOWSKI
Ronald Zilkowski Chief Financial Officer

EXHIBIT INDEX

5.1	Opinion of Miles & Stockbridge*

23.1	Consent of Miles & Stockbridge (included in Exhibit 5.1)*

23.2	Consent of Price Waterhouse, independent registered public accounting firm*

24.1	Power of Attorney*

99.1	Vie de France Corporation 1992 Stock Option Plan*

 ———————

* Previously filed with the Registration Statement.